Exhibit 10.1

FIRST AMENDMENT

TO THE

PARTICIPATION AGREEMENT WITH _____________________

UNDER THE

FIRST UNITED BANK & TRUST

DEFINED BENEFIT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THIS FIRST AMENDMENT to the Participation Agreement with                                              under the First United Bank & Trust Defined Benefit Supplemental Executive Retirement Plan (February 1, 2019 Restatement) (“SERP”), is entered into by and between First United Bank & Trust (“Employer”) and ____________________ (“Participant”).

RECITALS

WHEREAS, the SERP is an executive retirement plan maintained by the Employer; and

WHEREAS, the Employer and the Participant entered into a Participation Agreement effective February 1, 2019 (“Participation Agreement”), which sets forth the terms of the Participant’s benefits under the SERP; and

WHEREAS, the Employer and the Participant desire to amend the Participation Agreement to confirm the actuarial assumptions used for determining the amount of a lump sum distribution, and to maintain the value of a lump sum distribution if the time of payment must be delayed to comply with Code Section 409A.

NOW, THEREFORE, the Employer and the Participant agree as follows, effective February 1, 2025:

1.             Actuarial Assumptions. The following sentence is added after the first sentence of the last paragraph of Section 4(a) of the Participation Agreement:

“The preceding sentence means that to determine an actuarial equivalent lump sum, the second paragraph of the definition of Actuarial Equivalent in the Pension Plan, which provides for use of the Applicable Mortality Table and the Applicable Interest Rate, will be taken into account.”

2.             Delay in Lump Sum Payment. Section 4(b) of the Participation Agreement is amended to designate the existing text thereof as paragraph “(1)”, and to add a new paragraph “(2)” to read as follows:

“If a Participant elects under paragraph (1) to change from an annuity form of payment to a lump sum, the amount of the lump sum will be determined as of the original date the annuity would have commenced but for the election, then credited with interest from such original date to the delayed date as of which the lump sum is actually paid. Interest will be credited during each calendar year of delay using the adjusted third segment rate under the Pension Plan’s definition of Applicable Interest Rate as in effect for each such calendar year. Interest will be compounded annually.”

3.             Ratification of Participation Agreement. Except as set forth in this First Amendment, the terms of the Participation Agreement remain in full force and effect.

4.             Counterparts. This First Amendment may be executed in counterparts, and such counterparts together will constitute one agreement.

IN WITNESS WHEREOF, the parties have signed this First Amendment on the dates below, effective February 1, 2025.

WITNESS	FIRST UNITED BANK & TRUST

By:
Tonya K. Sturm,
Senior Vice President

	Date:	March 27, 2025

WITNESS	PARTICIPANT

	Date:	March 27, 2025